Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

EATON VANCE TAX-ADVANTAGED DIVIDEND INCOME FUND

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)			$255,492,998.04			N-2/A	333-230093(1)	July 31, 2019	$30,965.39
Total Offering Amounts						$255,492,998.04		$23,683.92
Total Fees Previously Paid								$30,965.39
Total Fee Offsets								$30,965.39
Net Fee Due								$0

(1) The Fund paid a registration fee of $32,670.47 in connection with the registration of 10,944,308 shares of common stock with an estimated aggregate maximum offering price of $269,558,306.04 in connection with its registration statement on Form N-2/A filed on July 24, 2019 (File No. 333-230093). 548,633 shares were sold under this registration leaving $30,965.39 in registration fees available to be carried forward. The Fund is carrying forward the registration of 10,395,675 unsold shares, corresponding to a maximum aggregate offering price of $255,492,998.04.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name		Form or Filing Type	File Number	Initial Filing Date	Filing Date		Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Eaton Vance Tax-Advantaged Dividend Income Fund	N-2/A		333-230093	7/24/19		$23,683.92 (1)		Equity	Common Stock		$255,492,998.04
Fee Offset Sources	Eaton Vance Tax-Advantaged Dividend Income Fund	N-2/A		333-230093		7/24/19							$30,965.39
(1) The Registrant has terminated or completed any offering that included the unsold securities under the prior registration statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date